        ===============================================================



                            HELLER FINANCIAL, INC.



                                      AND



                      STATE STREET BANK AND TRUST COMPANY
                                    Trustee



                            ______________________


                         THIRD SUPPLEMENTAL INDENTURE


                            ______________________



                          Dated as of August 16, 1999



                            ______________________



                               Senior Securities


        ===============================================================

     THIRD SUPPLEMENTAL INDENTURE dated as of August 16, 1999 between HELLER FINANCIAL, INC., a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, as Trustee (the "Trustee").

                            PRELIMINARY STATEMENTS

     A. The Company and the Trustee, as the successor trustee to Shawmut Bank Connecticut, National Association, have entered into an Indenture dated as of September 1, 1995, as amended by a First Supplemental Indenture dated as of October 13, 1995 and a Second Supplemental Indenture dated as of November 17, 1997, pursuant to which the Company, from time to time, has issued and will issue Senior Securities (as amended, the "Indenture").

     B. On August 15, 1997, the Company issued under the Indenture $200,000,000 in aggregate principal amount of 6.35% Notes due August 15, 2009 (the "Notes"). The Notes constitute Senior Securities of the Company.

     C. The Company and Trustee now wish to amend and restate the Notes by entering into this Third Supplemental Indenture. All things necessary to make this Third Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     In consideration of the above statements, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree that all amended and restated Notes (the "Amended and Restated Notes") are to be executed, authenticated and delivered subject to the terms, covenants and conditions set forth in the Indenture and this Third Supplemental Indenture; and the Company, for itself and its successors, does hereby covenant to, and agree with, the Trustee and its successors in such trust, for the benefit of those who shall hold the Amended and Restated Notes, or any of them, as follows:

                             TERMS AND CONDITIONS

1. Amendments to the Notes. The terms of the Notes are hereby amended and restated in the form of the Amended and Restated Note attached as Annex A hereto.

2.  Additional Provisions.

     a. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

     b. Except for the amendment and restatement of the Notes as provided herein, the terms of the Indenture shall remain unchanged.

     c. This Agreement may be executed by any one of the parties hereto in any number of counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, HELLER FINANCIAL, INC. has caused this Third Supplemental Indenture to be signed in its corporate name by its authorized officer, and its corporate seal to be affixed hereto, and the same to be attested by the signature of its Secretary or an Assistant Secretary, and

STATE STREET BANK AND TRUST COMPANY, in evidence of its acceptance of the trust hereby created, has caused this Third Supplemental Indenture to be signed in its corporate name by one of its Authorized Officers, as of the day and year first above written.


                              HELLER FINANCIAL, INC.



                              By:  /s/ Kurt J. Roemer
                              Its: Sr. Vice President & Asst. Treasurer


[SEAL]


Attest:  /s/ Mark J. Ohringer
         Assistant Secretary



                              STATE STREET BANK AND TRUST COMPANY, as Trustee



                              By:  /s/ Mark A. Forgetta
                              Its: Vice President

STATE OF ILLINOIS  )
                   )   ss.:
COUNTY OF COOK     )

     On the 12th day of August, 1999, before me personally came Kurt Roemer to me known, who, being by me duly sworn, did depose and say that such person is an authorized officer of HELLER FINANCIAL, INC., one of the corporations described in and which executed the above instrument; that such person knows the seal of such corporation; that the seal affixed to such instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of such corporation; and that such person signed such person's name thereto by like authority.


/s/Mary L. Riedesel
-------------------
Notary Public

[SEAL]



STATE OF Connecticut  )
                      )   ss.:
COUNTY OF Hartford    )

     On the 13th day of August, 1999, before me personally came Mark A. Forgetta to me known, who, being by me duly sworn, did depose and say that such person is an authorized officer of STATE STREET BANK AND TRUST COMPANY, one of the corporations described in and which executed the above instrument; and that such person signed such person's name thereto by like authority.



/s/ Melissa A. DuMont
---------------------
Notary Public

[SEAL]

                                                                       EXHIBIT A


     THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

     THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE (1) PRIOR TO NOVEMBER 15, 1999, ONLY (A) TO THE COMPANY OR (B) TO AN AFFILIATE OF SUCH HOLDER PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (2) ON OR AFTER SUCH DATE, ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


                                                          No. 2  US $200,000,000

                            HELLER FINANCIAL, INC.

          AMENDED AND RESTATED FLOATING RATE NOTE DUE AUGUST 15, 2009

     HELLER FINANCIAL, INC., a Delaware corporation (hereinafter called the "Company," which term shall include any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to Warburg Dillon Read LLC, or its registered assigns, the principal sum of $200,000,000 (TWO HUNDRED MILLION DOLLARS), at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, on August 15, 2009 (the "Maturity Date") in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest (on the dates and at the rate per annum from time to time in effect as described below) at such office or agency of the Company in the Borough of Manhattan, The City of New York, in like coin or currency; provided, however, that at the option of the Company, interest may be paid by check to the Holder hereof entitled thereto at such Holder's last address as it appears on the Securities Register, and principal may be paid by check to the Holder hereof or other Person entitled thereto against surrender of this Note. This Note was originally issued on August 17, 1997 and has been amended pursuant to (1) the Note Amendment Agreement dated as of August 13, 1999 between the Company and Warburg Dillon Read LLC and (2) the Third Supplemental Indenture dated as of August 16, 1999 between the Company and State Street Bank and Trust Company (the "Trustee," which term shall include any successor entity under the Indenture referred to herein).

     From and including August 16, 1999 to (but not including) November 15, 1999, this Note will bear interest at a rate per annum, subject to adjustment on each Payment Date (as defined below, each such day a "Reset Date"), equal to LIBOR (as defined below) for the applicable Interest Period (as defined below) plus 0.125%, as determined by the calculation agent appointed by the Company, which shall initially be the Company (the "Calculation Agent"). Interest will be payable on each Monday (each such day, together with the other payment dates subsequent to November 15, 1999 referred to in the next paragraph, a "Payment Date"), commencing on August 23, 1999 to and including November 15, 1999, for the period commencing on and including August 16, 1999 or the immediately preceding Payment Date, as the case may be, and ending on and including the day next preceding the Payment Date on which such interest is payable (each such period, together with the other periods commencing on and after November 15, 1999 referred to in the next paragraph, an "Interest Period").

     From and including November 15, 1999 to (but not including) the Maturity Date, this Note will bear interest at a rate per annum, subject to adjustment on each Reset Date, equal to LIBOR for the applicable Interest Period plus 2.50%, as determined by the Calculation Agent. After November 15, 1999, interest will be payable on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2000 to and including August 15, 2009, for the period commencing on and including the immediately preceding Payment Date and ending on and including the day next preceding the Payment Date on which such interest is payable.

     If any Payment Date does not fall on a London and New York Business Day (as defined below), the interest payment shall be postponed to the next day that is a London and New York Business Day, and no interest on such payment shall accrue for the period from and after such Payment Date. However, if such London and New York Business Day is in the next succeeding calendar month, such Payment Date shall be the immediately preceding day that is a London and New York Business Day.

     "London and New York Business Day" is any day which is not a Saturday or Sunday or a day on which banking institutions in New York, New York or London, England are authorized or obligated by law or executive order to close.

     Interest shall accrue on the basis of the actual number of days elapsed divided by a 360-day year. The interest so payable, and punctually paid or duly provided for, on any Payment Date will be paid to the Person in whose name this
Note is registered at the close of business on the day (whether or not a London and New York Business Day) immediately preceding such Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Payment Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a record date not more than 15 days and not less than 10 days prior to the date fixed by the Trustee for payment of such defaulted interest and not less than 10 days after the receipt by the Trustee from the Company of notice of the proposed payment, notice of which record date shall be given to Holders of Notes not less than 10 days prior to such record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     If the Maturity Date is a day that is not a Business Day, payment of principal and interest on the Maturity Date shall be postponed to the next Business Day and, if paid on that Business Day, such payment shall be deemed timely made.


     LIBOR shall be determined by the Calculation Agent for each Interest Period on the Determination Date (as defined below) relating to the Reset Date that is the first day of such Interest Period. The Calculation Agent shall calculate LIBOR on each Determination Date as follows:( a) with respect to any Reset Date on or prior to November 8, 1999, LIBOR shall be the rate (expressed as a percentage per annum) for deposits in United States Dollars having a maturity of one week or (b) with respect to any Reset Date on or after November 15, 1999, LIBOR shall be the rate (expressed as a percentage per annum) for deposits in United States Dollars having a maturity of three months, in either case beginning on the first day of the applicable Interest Period, that appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, LIBOR for the Interest Period shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in a Representative Amount (as defined below) in United States Dollars having a maturity of either one week or three months, as the case may be, beginning on the first day of the applicable Interest Period, that appears on Reuters Screen LIBO Page (as defined below) as of 11:00 a.m., London time on the Determination Date. If Reuters Screen LIBO Page does not include two or more rates or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States Dollars having a maturity of either one week or three months, as the case may be, beginning on the first day of the applicable Interest Period. If at least two such offered quotations are so provided, LIBOR for the Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time on such Determination Date, for loans in a Representative Amount in United States Dollars to leading European banks having a maturity of either one week period or three months, as the case may be, beginning on the first day of the applicable Interest Period. If at least two such rates are so provided, LIBOR for the Determination Date will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Determination Date will be LIBOR in effect with respect to the immediately preceding Reset Date.

     "Determination Date" with respect to a Reset Date will be the second London Banking Day preceding such Reset Date.

     "London Banking Day" is any day in which dealings in United States Dollars are transacted in the London interbank market.

     "Representative Amount" means a principal amount of not less than U.S. $1,000,000 for a single transaction in the relevant market at the relevant time.

     "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for United States dollars (or such other page as may replace Page 3750 on that service or a successor service).

     "Reuters Screen LIBO Page" means the display designated as page "LIBO" on The Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for United States dollars (or such other page as may replace the LIBO page on that service or a successor service).

     All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

     The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by federal law of general application.

     The Notes shall be redeemable, in whole only, at the option of the Company upon three London and New York Business Days notice on any Payment Date from and including August 23, 1999 to and including November 15, 1999 (the "Redemption Expiration Date") at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of redemption. If the Company does not redeem the Notes on or prior to the Redemption Expiration Date, the Company is required, under the Registration Rights Agreement dated as of August 16, 1999 between the Company and Warburg Dillon Read LLC (the "Registration Rights Agreement"), to use its reasonable best efforts to file, not later than 120 days after August 16, 1999, and cause to become effective, not later than 180 days after August 16, 1999, a registration statement with respect to an exchange offer (the "Exchange Offer Registration Statement") and, under certain circumstances, a registration statement with respect to resales of the Notes (the "Shelf Registration Statement"). In the event the Exchange Offer Registration Statement and, if required, the Shelf Registration Statement is not declared effective on or prior to the date specified above for such effectiveness, the per annum interest rate on the Securities will increase by 0.25% until the date that the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, becomes effective. The Holder of this Note is entitled to the benefits of the Registration Rights Agreement.

     The Calculation Agent will, upon the request of the Holder of the Note, provide the interest rate then in effect. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the Holder of the Note. The Company may appoint a successor Calculation Agent with the written consent of the Trustee, which consent shall not be unreasonably withheld.

     Additional provisions of this Note are set forth on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be valid or become obligatory for any purpose, or be entitled to any benefit under the Indenture or the Registration Rights Agreement, until the certificate of authentication thereon shall have been signed by the Trustee.

     WITNESS the Company has caused this instrument to be duly executed under its corporate seal.


Dated:  August 16, 1999

                                       HELLER FINANCIAL, INC.


                                       By: _____________________________
                                           Name:
                                           Title:


(Seal)

ATTEST:

__________________________

__________________________


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated and referred to in the within-mentioned Indenture.


                         STATE STREET BANK AND TRUST COMPANY, as Trustee,


                         By: _____________________________
                             Name:
                             Title:

                               (Reverse of Note)

                            HELLER FINANCIAL, INC.

          AMENDED AND RESTATED FLOATING RATE NOTE DUE AUGUST 15, 2009

     This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter call the "Securities") of the Company, all such Securities issued and to be issued under the Indenture for Senior Securities dated as of September 1, 1995 (herein, together with all indentures supplemental thereof, called the "Indenture") between the Company and State Street Bank and Trust Company, as successor to Shawmut Bank Connecticut, National Association, as Trustee (the "Trustee," which term shall include any successor entity under the Indenture). Reference is hereby made to the Indenture for a specific explanation of the rights and limitation of rights thereunder of the Holders of the Securities (including the Notes) and of the rights, obligations, duties and immunities of the Trustee and the Company with respect thereto. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Note is one of a series designated on the face hereof (the "Notes").

     All capitalized terms used but not defined in this Note have the meanings assigned to them in the Indenture.

     If any Event of Default with respect to the Notes, shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     This Note is subject to redemption prior to the Maturity Date at the option of the Company as set forth on the front of this Note. The Notes do not provide for any sinking fund.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series of Securities to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the transfer herefor or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein and herein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the offices or agencies of the Company to be maintained by the Trustee for that purpose in the Borough of Manhattan, the City of New York, duly endorsed by, or accompanied by an assignment in the form attached hereto and by such other documents satisfactory to the Company and the Securities Registrar duly executed by the Holder herefor or his attorney duly authorized in writing, and thereupon one or more new Notes of the same class is authorized denominations evidencing the same aggregate principal amount will be issued to the designated transferee or transferees. The Securities Registrar initially appointed under the Indenture for the Notes is State Street Bank and Trust Company.

     The Notes are issuable only in fully registered form without coupons in denominations of $100,000 and any integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for certificates representing a like aggregate principal amount of Notes of a like tenor and of a different authorized denominations, as requested by the Holder surrendering the same.

     No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or in this Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or indirectly through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment, penalty or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof.

     The Company will be discharged from its obligations under the Notes and the Notes will be canceled, subject to the terms of the Indenture, upon the payment of all sums payable with respect to the Notes or upon the irrevocable deposit with the Trustee of cash or Government Obligations (or a combination thereof) sufficient for such payment in accordance with Article VI of the Indenture.

     The Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing hereon, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription of the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM  - as tenants in common
     TEN ENT  - as tenants by the entireties
     JT TEN   - as joint tenants with right of survivorship
                and not as tenants in common
     UNIF GIFT MIN ACT -
     ________________    Custodian ________________
        (Cust)                             (Minor)


                       Under Uniform Gifts to Minors Act

                ______________________________________________

    Additional abbreviations may also be used though not in the above list.

                          __________________________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


  PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

------------------------------------

------------------------------------


--------------------------------------------------------------------------
       (Please Print or Typewrite Name and Address of Assignee)

the within instrument of HELLER FINANCIAL, INC. and does hereby irrevocably constitute and appoint _____________________________________________________
Attorney to transfer said instrument on the books of the within-named Company, with full power of substitution in the premises.

Dated: ___________        _______________________________
                          Signature

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration by enlargement or any change whatever.